Exhibit 99.3

Annual Servicer’s Report

March 24, 2004

Moody’s Investors Service Inc.

99 Church Street

New York, New York 10007

Standard & Poor’s Rating Services

55 Water Street

New York, New York 10041

U.S. Bank National Association

425 Walnut Street

Cincinnati, Ohio 45202

Collegiate Funding Services Education Loan Trust 2003-B (the “Trust”)

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

As an officer of Collegiate Funding Master Servicing, L.L.C. (the “Servicer”), the master servicer of the Trust, I hereby certify that:

1.	a review of the activities of the Servicer during the preceding calendar year and of its performance under the servicing agreement has been made under my supervision; and

2.	to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the servicing agreement throughout the period ended December 31, 2003, and there have been no known defaults in the fulfillment of such obligations.

/s/ Kevin A. Landgraver
Kevin A. Landgraver
Chief Financial Officer & Treasurer